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                                                                     EXHIBIT 3.8

         Section 2.16. Notice of Stockholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section 2.16 shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at a meeting of the Corporation's Stockholders (a) by or at the direction of the Board of Directors or (b) by any Stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this
Section 2.16. All nominations by Stockholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a Stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 45 days prior to the date on which the Corporation first mailed its proxy materials for the prior year's meeting of stockholders held for election of directors. If during the prior year the Corporation did not hold such a meeting, or if the date of the current year's meeting has changed more than 30 days from the prior year, then notice must be received a reasonable time before the Corporation mails its proxy materials for the current year. Such Stockholder's notice to the Secretary shall set forth in writing (a) as to each person whom such Stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to such Stockholder, (i) the name and address, as they appear on the Corporation's books, of such Stockholder and (ii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such Stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a Stockholders notice of nomination which pertains to the nominee. No person shall be eligible for election as a director unless



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nominated in accordance with the procedures set forth in these By-Laws of the
Company. The chairman of the Stockholders' meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he shall so determine, he shall announce such determination to the meeting and the defective nomination shall be disregarded.

         Section 2.17. Stockholder Proposals. At any special meeting of the Corporation's Stockholders, only such business brought before the meeting by or at the direction of the Board of Directors shall be conducted. At any Annual Meeting of Stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any Stockholder who complies with the procedures set forth in this Section 2.17. For business to be properly brought before an Annual Meeting of Stockholders by a Stockholder, the Stockholder must give-timely notice thereof in proper written form to the Secretary of the Corporation. To be timely a Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 45 days prior to the date on which the Corporation first mailed its proxy materials for the prior year's Annual Meeting of Stockholders. If during the prior year the Corporation did not hold an Annual Meeting, or if the date of the current year's Annual Meeting has changed more than 30 days from the prior year, then notice must be received a reasonable time before the Corporation mails its Annual Meeting proxy materials for the current year. Such Stockholder's notice to the Secretary shall set forth in writing as to each matter such Stockholder proposes to bring before the Annual Meeting of Stockholders: (a) a brief description of the business desired to be brought before the Annual Meeting of Stockholders and the reason for conducting such business at the Annual Meeting of Stockholders, (b) the name and address, as they appear on the Corporation's books, of such Stockholder, (c) the class and number of shares of the Corporation's stock which are beneficially owned by such Stockholder and (d) any material interest of such Stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be



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conducted at an Annual Meeting of Stockholders except in accordance with the procedures set forth in this Section 2.17. The chairman of an Annual Meeting of Stockholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.17, and, if he should so determine, he shall so announce such determination to the meeting and any such business not properly brought before the meeting shall not be transacted.